Exhibit 23.1

                   Consent of Wipfli Ullrich Bertelson LLP


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Marathon Electric Salaried Employees' 401(k) Savings Plan of our report dated August 28, 1997, with respect to the financial statements and schedules of the Plan included in the Annual Report for the year ended December 31, 1996.




                                   Wipfli Ullrich Bertelson LLP
                                   ----------------------------
                                   Wipfli Ullrich Bertelson LLP


March 27, 1998
Wausau, Wisconsin
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